Exhibit 99.1

SUBORDINATED TERM LOAN AGREEMENT

This SUBORDINATED TERM LOAN AGREEMENT (this “Agreement”) is dated as of December 27, 2013 and is by and between UNIONBANCAL CORPORATION (the “Borrower”), a Delaware corporation, and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., a Japanese banking corporation (the “Bank”).

The Borrower desires the Bank to lend certain sums to the Borrower and the Bank agrees to extend credit to the Borrower, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby confirmed and acknowledged, the Borrower and the Bank hereby agree as follows:

1.                                      Definitions and Interpretation.

As used herein, the following terms shall have the meanings set forth below:

(a)                                 “Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

(b)                                 “Agreement Date” shall mean the date first set above, such date being the date on which this Agreement was executed and delivered by the parties hereto.

(c)                                  “Anti-Terrorism Laws” shall mean any United States or other laws relating to economic or trade sanctions, terrorism or money laundering, including the U.S. Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) and the Applicable Laws administered by the Office of Foreign Assets Control of the United States Department of the Treasury, the Trading with the Enemy Act (12 U.S.C. §95), and the International Emergency Economic Powers Act (50 U.S.C. §1701-1707), and including laws, regulations, executive orders or sanctions relating to restrictive measures against the Republic of Iran.

(d)                                 “Applicable Law” shall mean anything in Section 15 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts and arbitrators.

(e)                                  “Bank’s Office” shall mean The Bank of Tokyo-Mitsubishi UFJ, Ltd., 1251 Avenue of the Americas, 15th Floor, New York, New York 10020-1104.

(f)                                   “Business Day” shall mean any day except a day which is a Saturday or a Sunday or on which commercial banks are not required or authorized to remain open for the regular transaction of commercial business in the City of New York or the City of London;

provided, that, with respect to the calculation of applicable LIBOR rates of interest, the term “Business Day” shall mean any day which is not a Saturday or a Sunday and on which dealings in Dollar deposits are carried on in the London interbank market and commercial banks are open for domestic and international business in London.

(g)                                  “Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

(h)                                 “Default” shall mean any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

(i)                                     “Disbursement Date” shall have the meaning provided for in Section 2.

(j)                                    “Dollars” and the sign “$” shall each refer to the lawful currency of the United States of America.

(k)                                 “Environmental Laws” shall mean as of any date the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act, as such laws have been amended or supplemented, and any Federal, state, or local statute, ordinance, rule or regulation in effect.

(l)                                     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(m)                             “Event of Default” shall mean: (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower for any substantial part of its or their property or ordering the winding up or liquidation of its or their affairs, and such decree or order remains unstayed and in effect for a period of 60 consecutive days; or (ii) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,  or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking of possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower for any substantial part of its or their property, or make any general assignment for the benefit of creditors.

(n)                                 “Excluded Liabilities” shall mean liabilities that, by their terms, rank on a parity with or junior to the Obligations on the bankruptcy, insolvency or winding-up of the Borrower.

(o)                                 “FDIC” shall mean the Federal Deposit Insurance Corporation (or any successor thereto).

(p)                                 “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

(q)                                 “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

(r)                                    “Governmental Approval” shall mean any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, a governmental unit.

(s)                                   “Interest Payment Date” shall mean the date on which interest shall be due and payable for any given Interest Period, and such date shall occur on the final day of an Interest Period.

(t)                                    “Interest Period” shall mean a period commencing (i) in the case of the first Interest Period, on the Disbursement Date, and ending on March 27, 2014 and (ii) in the case of each subsequent, successive Interest Period to the Subordinated Term Loan Maturity Date, on the last day of the immediately preceding Interest Period, and ending on the 27th day of the month which comes three months thereafter; provided, that, the last Interest Period hereunder shall end on the Subordinated Term Loan Maturity Date; provided further, that should the 27th of any such month be not a Business Day, such day shall be deemed amended to the date that is the immediately succeeding Business Day, but should such immediately succeeding Business Day fall in the next calendar month, then such day shall be amended to the date that is the immediately preceding Business Day.

(u)                                 “LIBOR” shall mean, with respect to any Interest Period, the rate of interest per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by the Bank, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Bank from time to time) as the offered quotation for 3-month U.S. dollar deposits of immediately available funds at 11:00 a.m. London time on the day which is two Business Days prior to the first day of such Interest Period; provided that to the extent a comparable or successor rate is approved by the Bank in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Bank, such approved rate shall be applied in a manner as otherwise reasonably determined by the Bank.

(v)                                 “Lien” shall mean with respect to any property or asset (or any income or profits derived therefrom) of any Person, any mortgage, lien, pledge, attachment, levy, charge or other security interest or encumbrance of any kind upon or in respect of such property or asset (or upon or in respect of any income or profits therefrom), in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise.  For this purpose, a Person shall be deemed to own subject to a “Lien” any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such property or asset.

(w)                               “Materially Adverse Effect” shall mean, (i) with respect to any Person, any materially adverse effect on such Person’s assets, liabilities, financial condition or results of operations, (ii) with respect to any contract, agreement or other obligation (other than this Agreement or the Subordinated Term Loan Note), any materially adverse effect, as to any party thereto, upon the binding nature thereof or the validity or enforceability thereof, and (iii) with respect to this Agreement and the Subordinated Term Loan Note, any materially adverse effect on the legality, binding nature, term, validity or enforceability hereof or thereof.

(x)                                 “Maximum Permissible Rate” shall mean, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the Bank or (ii) the Bank’s being unable to enforce payment of (or, if collected, retain) all or any part of such amount or the interest payable thereon.

(y)                                 “Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under this Agreement and the Subordinated Term Loan Note or otherwise with respect to the Subordinated Term Loan, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws, regardless of whether such interest and fees are allowed claims in such proceeding.

(z)                                  “Person” shall mean any individual, sole proprietorship, corporation, partnership, trust, unincorporated association, mutual company, joint stock company, trade association or other business organization.

(aa)                          “Post Default Rate” shall mean a rate of interest per annum equal to the greater of (i) the Prime Rate as in effect from time to time plus two percent (2%) and (ii) the Subordinated Term Loan Interest Rate as of any such date plus two percent (2%).

(bb)                          “Prime Rate” shall mean the rate of interest per annum designated by the Bank from time to time as its prime rate in the United States, with such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest or best rate of interest offered by the Bank at any given time to any class of borrowers.  Any change in the Prime Rate shall result in an immediate corresponding change in any rate of interest based on the Prime Rate.

(cc)                            “Senior Indebtedness” shall mean all liabilities and obligations of Borrower to its general creditors, including without limitation the following:

(i)                                     any of the Borrower’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, commercial paper, notes or other written instruments;

(ii)                                  the Borrower’s obligations under letters of credit;

(iii)                               any of the Borrower’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, credit derivatives and other similar agreements or arrangements; and

(iv)                              any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described in clauses (i), (ii) or (iii) above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with GAAP, in each case whether outstanding on the date hereof or hereafter incurred;

provided, however, that Senior Indebtedness shall not include any Excluded Liabilities.

(dd)                          “Subordinated Term Loan” shall have the meaning provided for in Section 2 hereof.

(ee)                            “Subordinated Term Loan Agreement Related Claim” shall mean any claim (whether sounding in tort, contract or otherwise) in any way related to, arising out of, or connected with, this Agreement, the Subordinated Term Loan Note or the relationship established hereunder or thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Subordinated Term Loan Maturity Date.

(ff)                              “Subordinated Term Loan Interest Rate” shall have the meaning set forth in Section 4.

(gg)                            “Subordinated Term Loan Maturity Date” shall mean December 27, 2023.

(hh)                          “Subordinated Term Loan Note” shall mean the Subordinated Term Loan Promissory Note provided for in Section 3 hereof and substantially in the form attached hereto as Exhibit A, duly executed and delivered by the Borrower.

(ii)                                  “Subsidiary” shall mean, with respect to any Person, any other Person (i) the securities of which having ordinary voting power to elect a majority of the board of directors (or other Persons having similar functions) or (ii) the other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

(jj)                                “Tax” shall mean any Federal, State or foreign tax, assessment or other governmental charge or levy (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

2.                                      Principal Amount and Terms of the Credit.

The Bank agrees to extend to the Borrower, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth in Section 10 hereof, a term loan in the principal amount of Three Hundred Million United States Dollars (U.S. $300,000,000.00) (the “Subordinated Term Loan”), in a single disbursement on December 27, 2013 (the “Disbursement Date”).

3.                                      Subordinated Term Loan Note.

The Borrower shall execute and deliver to the Bank a Subordinated Term Loan Promissory Note dated the date hereof and substantially in the form of Exhibit A hereto (the “Subordinated Term Loan Note”).

4.                                      Interest.

(a)                                 Rates of Interest.  Unless an Event of Default is continuing, the Subordinated Term Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the applicable LIBOR rate plus 1.38% during each Interest Period (the “Subordinated Term Loan Interest Rate”). If any part of the Subordinated Term Loan or any other amount due and payable hereunder is not paid when due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise), such unpaid amount shall bear, to the maximum extent permitted by Applicable Law, interest for each day during the period from the date such amount became so due until it shall be paid in full (whether before or after judgment) at a rate per annum equal to the applicable Post Default Rate.  Interest shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.  Interest for any Interest Period shall be calculated from and including the first (1st) day thereof to but excluding the last day thereof.  Nothing contained in this Agreement or in the Subordinated Term Loan Note shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate.

(b)                                 Payment.  Accrued interest shall be due and payable (i) on each Interest Payment Date and (ii) when the outstanding balance of the Subordinated Term Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise).  Interest at the Post Default Rate shall be payable on demand.

5.                                      Repayment.  The entire principal amount of the Subordinated Term Loan shall mature and become due and payable, and shall be repaid by the Borrower, in a single installment on the Subordinated Term Loan Maturity Date.

6.                                      Prepayments Permitted. Subject to Section 16 of this Agreement, the Borrower may prepay the Subordinated Term Loan prior to the Subordinated Term Loan Maturity Date in whole or in part on or after December 27, 2018, provided that (i) the Borrower shall have given the Bank at least thirty (30) days prior written notice of such prepayment, which notice shall be irrevocable, and shall obligate the Borrower to make such prepayment on the date indicated in such notice, provided, further, that such notice shall not be given and such prepayment shall not be made, in whole or in part, unless the Borrower has obtained the prior written approval of the Federal Reserve Board if such approval is required by then Applicable Law (including, without limitation, the applicable capital regulations and guidelines of the Federal Reserve Board); and (ii) such prepayment must be made only on an Interest Payment Date.  Amounts repaid shall not be reborrowed.

7.                                      Payments by the Borrower.

(a)                                 Time, Place and Manner.  All payments due to the Bank under this Agreement shall be made to the Bank, or to such other Person as the Bank may designate, at the Bank’s Office or at such other address in the City of New York as the Bank may designate.  A payment shall not be deemed to have been made on any day unless such payment has been received at the required place of payment, in Dollars and in funds immediately available, no later than 2:00 p.m. (New York time) on such day.

(b)                                 No Reductions.  All payments due to the Bank under this Agreement, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower hereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

(c)                                  Taxes.  If any Tax is required to be withheld or deducted from, or is otherwise payable by the Borrower in connection with, any payment due to the Bank under this Agreement, the Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with Applicable Law and (ii) shall pay to the Bank (A) such additional amounts as may be necessary so that the net amount received by the Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement and (B) an amount equal to all Taxes payable by the Bank as a result of payments made by the Borrower (whether to a taxing authority or to the Bank) pursuant to this Section 7(c).

(d)                                 Modification of Payment Dates.  Unless otherwise specified in this Agreement, whenever any payment to the Bank under this Agreement shall be due (otherwise than by reason of acceleration) on a day that is not a Business Day, the date of payment thereof shall be the immediately succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension; provided, that, if such immediately succeeding Business Day shall fall in the next calendar month, then the date of payment thereof shall be the immediately preceding Business Day.

(e)                                  Authorization to Charge Accounts.  The Borrower hereby authorizes the Bank, if and to the extent that any payment due to the Bank hereunder is not otherwise made when due, to charge any amount so due against any or all of the accounts of the Borrower with the Bank or any of its Affiliates (as if the Bank and its Affiliates were one and the same entity), with the Borrower remaining liable for any deficiency; provided, however, that such authorization is subject to the prior written approval of the Federal Reserve Board if such approval is required by then Applicable Law (including without limitation, the applicable capital regulations and guidelines of the Federal Reserve Board).

8.                                      Funding Losses; LIBOR Funding.

(a)                                 The Borrower shall pay to the Bank, upon request, such amounts as the Bank determines are necessary to compensate it for any loss, cost or expense whatsoever incurred by it as a result of (i) any payment of principal or interest due on the Subordinated Term Loan on a date other than the Subordinated Term Loan Maturity Date or an Interest Payment Date (including a permitted prepayment of the Subordinated Term Loan pursuant to Section 6 of this Agreement), as the case may be (by reason of the occurrence of an Event of Default, the amendment of this Agreement or otherwise), (ii) any other payment in respect of the Subordinated Term Loan not being made, for any reason, on the due date therefor (by reason of the occurrence of an Event of Default or otherwise), or (iii) the Subordinated Term Loan for any reason not being accepted or not being made on the Disbursement Date whether by reason of failure of a condition set forth in Section 11 or otherwise. Without limiting the generality of the foregoing, but without duplication, the Bank may at its election demand compensation on account of any losses, costs or expenses of any kind arising out of any termination of, or any other circumstance relating to, any swap, swaption, cap, collar, option or other derivative product or other arrangement of any kind entered into by the Bank which is in any way connected or related to arranging, making available or maintaining the funding for the Subordinated Term Loan, this Agreement or the Subordinated Term Loan Note.

(b)                                 Anything in this Agreement to the contrary notwithstanding, if the Bank determines (which determination shall be binding and conclusive) that quotations of interest rates for the relevant deposits in the definition of LIBOR in Section 1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for the Subordinated Term Loan, then the Bank shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Bank shall be under no obligation to maintain the Subordinated Term Loan as a LIBOR-based loan, and the Bank and the Borrower shall agree as promptly as practicable to an another mutually acceptable base rate.

9.                                      Evidence of Subordinated Term Loan.  The Subordinated Term Loan and the Borrower’s obligation to repay the Subordinated Term Loan with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, the records of the Bank and the Subordinated Term Loan Note.  The records of the Bank shall be prima facie evidence of the Subordinated Term Loan and all payments made in respect thereof.

10.                               Representations and Warranties of the Borrower.  In order to induce the Bank to enter into this Agreement and to make the Subordinated Term Loan, the Borrower hereby represents and warrants the following to the Bank as of the Agreement Date:

(a)                                 The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite organizational power, authority and legal right to conduct its business as now conducted and as contemplated by its certificate of incorporation and by-laws, to make borrowings hereunder, to execute, deliver and perform this Agreement and the Subordinated Term Loan Note and to consummate the transactions contemplated hereunder and thereunder, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualifications necessary, except that this Section (a)(iii) shall not apply to qualifications the lack of which, singly or in the aggregate, has not had and will not have a Materially Adverse Effect on the Borrower.

(b)                                 The Borrower is not in violation of its by-laws or certificate of incorporation or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement or lease to which the Borrower is a party or by which it may be bound.  The execution and delivery of any of this Agreement and the Subordinated Term Loan Note and the incurrence of the obligations and the consummation of the transactions herein and therein contemplated will not conflict with, or constitute a breach of or default under, the certificate of incorporation or by-laws of the Borrower or any material contractual restriction, instrument, indenture, mortgage, agreement or lease to which the Borrower is a party or by which it may be bound, or any law, administrative rule or regulation or court decree.

(c)                                  Each of this Agreement and the Subordinated Term Loan Note has been duly authorized, executed and delivered by the Borrower, and each of this Agreement and the Subordinated Term Loan Note constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

(d)                                 Except as otherwise provided herein, no consent, approval, authorization, order, registration or qualification of or with any court, any regulatory authority or other governmental agency or body is required for the execution or delivery of this Agreement or the Subordinated Term Loan Note by the Borrower or for the consummation of the other transactions contemplated by this Agreement or the Subordinated Term Loan Note.

(e)                                  No Default has occurred and is continuing.

(f)                                   Except litigation now or hereafter instituted by or against the Borrower in respect of the transactions contemplated by the Agreement, as of the date hereof, no material litigation, arbitration, administrative proceeding or any other proceeding or claim before any court, tribunal, governmental authority or any body or Person with judicial or quasi-judicial authority is presently pending or threatened against it or any of its assets which has a significant possibility of having a Materially Adverse Effect on the Borrower or its ability to perform under this Agreement or the Subordinated Term Loan Note.

(g)                                  The Borrower has filed or caused to be filed all Tax returns due on or before the Agreement Date which are required to be filed and has paid all Taxes shown to be due and payable on such returns or on any assessments made against them (other than those being contested in good faith) and, to the best of the Borrower’s present knowledge,  no Tax Liens have been filed and no claims are being asserted with respect to such Taxes which are not reflected in the Borrower’s financial statements, which, if adversely determined, would, in the aggregate, have a Materially Adverse Effect on the value of the total enterprise represented by the Borrower.

(h)                                 No presently existing fact or circumstance, to the best of the Borrower’s knowledge after due inquiry, either alone or in conjunction with all other such facts and circumstances, has had or might in the future have (so far as the Borrower can foresee) a

Materially Adverse Effect on the Borrower, this Agreement or the Subordinated Term Loan Note.

(i)                                     The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)                                    The Borrower is currently in compliance in all material respects with all Applicable Laws (including, without limitation, Anti-Terrorism Laws, ERISA and Environmental Laws), the non-compliance with which would have a Materially Adverse Effect on the Borrower, this Agreement or the Subordinated Term Loan Note.

(k)                                 The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as of December 31, 2012 and the related consolidated statements of operations, changes in stockholder’s equity and cash flow for the fiscal year then ended, reported on by the independent certified public accountants, a copy of which has been delivered to the Bank, fairly present, in conformity with GAAP, the financial position of the Borrower and its consolidated Subsidiaries as of such date and its results of operations, changes in stockholder’s equity and cash flows for such fiscal year.

11.                               Conditions Precedent.

(a)                                 The obligation of the Bank enter into this Agreement is subject to receipt by the Bank, in form and substance satisfactory to the Bank, of the following:

(i)                                     duly executed originals of this Agreement;

(ii)                                  evidence of the Borrower’s authority to borrow from the Bank;

(iii)                               an officer’s certificate as to the signature and incumbency of the officers of the Borrower executing this Agreement and the Subordinated Term Loan Note;

(iv)                              certified copies of the Borrower’s certificate of incorporation and by-laws, together with any amendments thereto;

(v)                                 certificate of good-standing of the Borrower; and

(vi)                              an opinion of counsel to the Borrower, if requested by the Bank.

(b)                                 In addition, the obligation of the Bank to make the Subordinated Term Loan on the Disbursement Date is subject to satisfaction of the following conditions:

(i)                                     a duly executed original of the Subordinated Term Loan Note;

(ii)                                  each representation and warranty contained in Section 10 hereof shall be true and correct in all material respects at and as of the Disbursement Date;

(iii)                               no Event of Default shall have occurred and be continuing under any of the agreements between the Bank and the Borrower or this Agreement as of the Disbursement Date; and

(iv)                              there shall not have occurred any material adverse change since the Agreement Date in the assets, liabilities, financial condition, or results of operations, of the Borrower, and the Subsidiaries, taken as a whole.

12.                               Additional Covenants of the Borrower.  From the date hereof and until all amounts due hereunder are indefeasibly repaid in full:

(a)                                 Nothing contained in this Agreement shall prevent any consolidation or merger of the Borrower with any other corporation or successive consolidations or mergers in which the Borrower or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or lease of the property of the Borrower as an entirety or substantially as an entirety to any other corporation authorized to acquire and operate the same; provided, however (and the Borrower hereby covenants and agrees) that any such consolidation, merger, sale or conveyance shall be upon the condition that: (i) immediately after such consolidation, merger, sale or conveyance no Default or Event of Default under this Agreement or the Subordinated Term Loan Note shall have occurred and be continuing; and (ii) the corporation formed by or surviving any such consolidation or merger (unless the Borrower), or the corporation to which such sale or conveyance shall have been made, shall be organized under the laws of the United States of America or any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on, the Subordinated Term Loan Note and the other obligations of the Borrower under this Agreement.  In case of any such consolidation, merger, sale, conveyance, transfer or lease, and upon the assumption by the successor corporation of the due and punctual performance of all of the covenants in this Agreement and the Subordinated Term Loan Note to be performed or observed by the Borrower, such successor corporation shall succeed to and be substituted for the Borrower with the same effect as if it had been named in this Agreement and the Subordinated Term Loan Note as the Borrower and thereafter the predecessor corporation shall be relieved of all obligations and covenants in this Agreement and the Subordinated Term Loan Note and may be liquidated and dissolved.

(b)                                 The Borrower shall submit to the Bank such information respecting the Borrower or any Subsidiary of the Borrower as the Bank may from time to time reasonably request.

(c)                                  The Borrower will: (i) obtain promptly at any time and from time to time and will maintain such licenses, consents, registrations and authorizations as may be required under Applicable Law to enable the Borrower to perform its obligations under this Agreement and the Subordinated Term Loan Note and will promptly furnish the Bank with such evidence thereof as the Bank may request from time to time; (ii) preserve and maintain its corporate existence, preserve and maintain in good repair, working order and condition all properties required for the conduct of its business and comply in all material respects with all Applicable Law (including Anti-Terrorism Laws, ERISA and Environmental Laws); and (iii) maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses, or as may be required by Applicable Law or reasonably requested by the Bank.

(d)                                 The Borrower will compensate the Bank for any loss, cost or expense resulting from the imposition by any government, governmental or regulatory agency or authority or court of reserve requirements, additional reserve or liquidity requirements, special deposit requirements, capital adequacy requirements, insurance charges, taxes or other assessments or charges (whether or not having the force of law) with respect to the Subordinated Term Loan or the Subordinated Term Loan Note (or with respect to any deposits or other funds acquired to fund the Subordinated Term Loan, any other requirement or condition with respect to the Subordinated Term Loan or the Subordinated Term Loan Note, or any such deposits or other funds), the result of which shall be to (i) increase the cost to the Bank of the Subordinated Term Loan or the transactions contemplated hereunder, or (ii) reduce the amount of any sum received or receivable by the Bank with respect to the Subordinated Term Loan or the return to be earned by the Bank on the Subordinated Term Loan.  For the avoidance of doubt, the foregoing sentence shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, regardless of the date adopted, issued, promulgated, or implemented.

(e)                                  The Borrower agrees that the Subordinated Term Loan, this Agreement and the Subordinated Term Loan Note will at all times constitute the direct, binding and enforceable obligations of the Borrower.

(f)                                   Immediately, upon becoming aware of the existence of any condition or event which constitutes a Default hereunder or which could have a Materially Adverse Effect on the Borrower, this Agreement or the Subordinated Term Loan Note, the Borrower will provide written notice to the Bank specifying the nature and period of existence thereof and the action the Borrower is taking or proposes to take with respect thereto.

(g)                                  The Borrower will use the proceeds of the Subordinated Term Loan only for general purposes including working capital of the Borrower and its Subsidiaries, including for purposes of maintaining the capital adequacy ratio of Union Bank, N.A.  None of the proceeds of the Subordinated Term Loan shall be used to purchase or carry, or to reduce, retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.

13.                               Event of Default.

In the case of an Event of Default occurring and continuing, the Bank may declare all amounts of principal outstanding under the Subordinated Term Loan and the Subordinated Term Loan Note to be forthwith due and payable, together with accrued interest and any and all other amounts payable or owing hereunder, whereupon the same shall become forthwith due and payable, without further demand, presentment, notice of dishonor, protest, notice of protest or other notice whatsoever, all of which are expressly waived by the Borrower; provided, however, that no payment may be made on or in respect of the Subordinated Term Loan and the Subordinated Term Loan Note in the event of such acceleration resulting from an Event of Default without the prior written approval of the Federal Reserve Board.  Upon the occurrence of an Event of Default, the Bank shall also have the right to terminate in its sole discretion any and all related swap, swaption, option, cap, collar and other derivative product arrangements of any kind entered into by the Bank in order to provide funding under this Agreement.

14.                               Illegality.

If, after the date of this Agreement, the adoption of any Applicable Law, any change therein or any change in the interpretation or administration thereof by any government, governmental agency or authority, court, tribunal, central bank or other comparable body charged with the interpretation or administration thereof or compliance by the Bank with any interpretation, request, guideline or directive (whether or not having the force of law) of any such government, governmental agency or authority, court, tribunal, central bank or other comparable body shall make it unlawful or impossible for the Bank to maintain the Subordinated Term Loan, then the Bank shall so notify the Borrower and the Subordinated Term Loan shall become due and payable immediately upon the Borrower’s receipt of such notice (or on such earlier date as may be required by such Applicable Law, interpretation, guideline, request or directive); provided, however, that such obligation of the Borrower to make such payments will be subject to the prior written approval of the Federal Reserve Board

15.                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflicts of law principles.  To the fullest extent permitted by Applicable Law, the Borrower irrevocably agrees that any Subordinated Term Loan Agreement Related Claim may be brought in any Federal or New York State Court located in the City of New York and, by the execution and delivery of this Agreement, the Borrower hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, with respect to any such action or proceedings for itself and in respect of its property, assets and revenues.  The Borrower hereby also irrevocably waives, to the fullest extent permitted by Applicable Law, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.  The Borrower further irrevocably consents to service of process out of said courts by mailing a copy thereof, by registered or certified mail, postage prepaid, to itself, and irrevocably waives, to the fullest extent permitted by Applicable Law, all claim of error by reason of such service in any legal action or proceeding brought in accordance herewith.  The Borrower irrevocably waives, to the fullest extent permitted by Applicable Law, in any legal action or proceeding in any jurisdiction (whether for an injunction, specific performance, damages or otherwise), any right or claim of immunity of any kind with respect to itself or its assets including, without limitation, from attachment or execution of judgment, and the Borrower irrevocably agrees that it and its assets are and shall be subject to any legal action or proceeding, attachment or execution in respect to its obligations under this Agreement and the Subordinated Term Loan Note.  The Borrower hereby irrevocably agrees that the Bank shall not be liable for, and the Borrower waives and agrees not to seek any special, indirect or consequential damages arising out of any claim related to this Agreement, the Subordinated Term Loan Note or any advance. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER AND THE BANK EACH HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY SUBORDINATED TERM LOAN AGREEMENT RELATED CLAIM.

16.                               Subordination.

(a)                                 (i)                                     The Borrower and the Bank, by acceptance of the Subordinated Term Loan Note, agree that the payment of all Obligations is subordinated and junior in right of payment, to the extent and in the manner provided in this Section 16, to the prior payments in full of all Senior Indebtedness, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.  This Section 16 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

(ii)                                  The Borrower may not make payments (by set-off or otherwise) on account of the Obligations (A) in the event of a default in the payment of any obligation on Senior Indebtedness when it becomes due and payable, whether at maturity or otherwise, unless and until such default has been cured or waived or otherwise has ceased to exist, or (B) upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless rescinded or waived) or otherwise, unless and until all obligations on such Senior Indebtedness are first paid in full.

(iii)                               Upon any distribution of assets of the Borrower to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or any liquidation or winding-up of the Borrower, whether voluntary or involuntary, all principal, premium (if any) and interest due or to become due on all Senior Indebtedness must be paid in full before the Bank is entitled to receive or retain any payment on account of the Obligations.  In any such event, any payment or distribution in respect of the Obligations that would otherwise be payable in respect of the Obligations (other than securities of the Borrower or any other entity provided for by a plan or reorganization or readjustment the payment of which is subordinated, at least to the extent provided in these subordination provisions, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) but for these subordination provisions shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness shall have been paid in full.  After payment in full of all sums owing with respect to such Senior Indebtedness, the Bank, together with the holders of any of the Borrower’s obligations ranking on a parity with the Obligations, shall be entitled to be paid from the Issuer’s remaining assets, the Obligations or such other obligations ranking on a parity with the Obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any of the Borrower’s capital stock or any of its obligations ranking junior to the Obligations.

(iv)                              If any payment or distribution in respect of the Obligations (other than securities of the Borrower or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in these subordination provisions, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) is received by the Bank in contravention of any of the terms hereof and before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness then outstanding.

(v)                                 The rights of the Bank will be subrogated to the rights of the holders of Senior Indebtedness to the extent of any payment made by the Borrower to such holders of Senior Indebtedness that otherwise would have been made to the Bank but for these subordination provisions.

(vi)                              Nothing contained herein or in the Subordinated Term Loan Note shall impair, as between the Borrower and the Bank, the obligation of the Borrower, which is absolute and unconditional, to pay to the Bank the Obligations when the same shall become due and payable in accordance with their terms or prevent the Bank from exercising all rights, powers and remedies otherwise permitted by Applicable Law or under this Agreement upon an Event of Default, subject to the rights of the holders of Senior Indebtedness under this Section 16 in respect of any payment made to the Bank upon the exercise of any such remedy and subject to the limitations provided for in Section 13 hereof. The failure to make a payment in respect of the Obligations by reason of any provision of this Section 16 shall not be construed as preventing the occurrence of an Event of Default under this Agreement. The provisions of this Section 16 shall not impair any rights, interests, remedies or powers of any secured creditor of the Borrower in respect of any security interest the creation of which is not prohibited by the provisions of this Agreement.

(vii)                           Upon any payment or distribution of assets of the Borrower referred to in this Section 16, the Bank shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution or winding up or liquidation or reorganization or arrangement proceedings are pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other Person making such payment or distribution, delivered to the Bank for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Bank, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 16.  In the absence of any such bankruptcy trustee, receiver, assignee or other Person, the Bank shall be entitled to rely upon a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Indebtedness (or is such a trustee or representative). In the event that the Bank determines, in good faith, that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payments or distributions pursuant to this Section 16, the Bank may request such Person to furnish evidence to the reasonable satisfaction of the Bank as to the amount of Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 16, and if such evidence is not furnished, the Bank may offer any payment to such Person pending judicial determination as to the right of such Person to receive payment.  The Bank, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Borrower or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 16 or otherwise.

(viii)                        Notwithstanding anything in this Section 16 or elsewhere herein or in this Agreement to the contrary, the Bank shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of money to or by the Bank and shall be entitled conclusively to assume that no such facts exist and that no event specified in clause (i) of this Section 16(a) has occurred, unless and until the Bank shall have received an officer’s certificate from the Borrower to that effect or notice in writing to that effect signed by or on behalf of the holder or holders, or their representatives, of Senior Indebtedness who shall have been certified by the Borrower or otherwise established to the reasonable satisfaction of the Bank to be such holder or holders or representatives or from any trustee under any indenture pursuant to which such Senior Indebtedness shall be outstanding. The Borrower shall give prompt written notice to the Bank of any facts that would prohibit the payment of money to or by the Bank in respect of the Obligations.

(ix)                              No right of any present or future holders of any Senior Indebtedness to enforce the subordination provisions herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower with the terms, provisions and covenants of this Agreement or this Section 16, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Bank and without affecting the obligations of the Borrower or the Bank under this Section 16.

(b)                                 Notwithstanding anything to the contrary in this Agreement, the Borrower shall not, without the prior written consent of the Federal Reserve Board (if such consent is then required by Applicable Law):

(i)                                     repay, redeem, purchase or otherwise acquire any of the Obligations except as permitted under this Agreement;

(ii)                                  amend any document evidencing or providing for the Obligations; or

(iii)                               take or omit to take any action whereby the subordination of the Obligations as provided in this Agreement or any part thereof to Senior Indebtedness might be terminated, impaired or adversely affected.

(c)                                  Notwithstanding any other provision of this Agreement and the Subordinated Term Loan Note, including specifically the provisions set forth in this Agreement and the Subordinated Term Loan Note relating to subordination, Events of Default and covenants of the Borrower, it is expressly understood and agreed that the Federal Deposit Insurance Corporation, if it should be appointed as receiver of the Borrower, or any other receiver, conservator or trustee of the Borrower appointed by any court or other governmental official having jurisdiction shall have the right in the performance of his or her legal duties, and as part of any transaction or plan of reorganization or liquidation designed to protect or further the continued existence of the Borrower or the rights of any parties or agencies with an interest in, or claim against, the Borrower or its assets, to transfer or direct the transfer of the obligations evidenced by this Agreement and the Subordinated Term Loan Note to any bank or bank holding company selected by such official which shall expressly assume the obligation of the due and punctual payment of the unpaid principal of and interest on, the Subordinated Term Loan Note and the due and punctual performance of all covenants and conditions of this Agreement; and that the completion of such transfer and assumption shall serve to supersede and void any default, acceleration or subordination which may have occurred, or which may occur due or related to such transaction, plan, transfer or assumption pursuant to the provisions of this Agreement or the Subordinated Term Loan Note, and shall serve to return the Bank to the same position, other than for substitution of the obligor, it would have occupied had no default, acceleration or subordination occurred; except that any interest and principal previously due, other than by reason of acceleration, and not paid shall, in the absence of a contrary agreement by the Bank, be deemed to be immediately due and payable as of the date of such transfer and assumption, together with interest from its original due date at the rate provided for in this Agreement and the Subordinated Term Loan Note.  IN ADDITION, NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT AND THE SUBORDINATED TERM LOAN NOTE, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT THE SUBORDINATED TERM LOAN NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY ANY GOVERNMENT AGENCY.

17.                               Miscellaneous.

(a)                                 The Borrower shall, on demand, pay or reimburse the Bank for all fees, costs and expenses (including fees and disbursements of legal counsel and other experts employed or retained by the Bank) incurred, and all payments made, and indemnify and hold the Bank harmless from and against all losses suffered, by the Bank in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of (A) this Agreement and the Subordinated Term Loan Note and (B) whether or not executed, any waiver, amendment or consent under or to this Agreement or the Subordinated Term Loan Note, (ii) the administration of and any operations under this Agreement, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, this Agreement or the Subordinated Term Loan Note including (A) the protection, preservation, exercise or enforcement by the Bank of any of its rights under or related to this Agreement, or the Subordinated Term Loan Note or (B) the performance by the Bank of any of its obligations under or related to this Agreement or the Subordinated Term Loan Note, (iv) protecting, preserving, exercising or enforcing any of the rights of the Bank under or related to this Agreement or the Subordinated Term Loan Note, (v) any Subordinated Term Loan Agreement Related Claim (whether asserted by the Bank or the Borrower or any other Person and whether asserted before or after the Subordinated Term Loan Maturity Date), and the prosecution or defense thereof, or (vi) any governmental investigation arising out of, related to, or in any way connected with, this Agreement, the Subordinated Term Loan Note or the relationship established hereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by the Bank to the extent such loss is determined by a judgment of a court referred to in the second sentence of Section 15 hereof that is binding on the Borrower and the Bank, final and not subject to review on appeal, to be the result of acts or omissions on the part of the Bank constituting (x) willful misconduct or (y) gross negligence.

(b)                                 Any notice or communication required to be delivered under this Agreement, or any agreement or instrument required to be delivered hereunder (the “Notices”), shall be in writing and shall be sent by registered or certified U.S. mail (postage prepaid and return receipt requested) by a reliable hand delivery or overnight courier service or by telecopier, to be confirmed immediately by sending the original documentation by registered or certified U.S. mail or by a reliable hand delivery or overnight courier service.  Notwithstanding the foregoing sentence, Notices may be given by telephone if confirmed in writing within twenty four (24) hours by sending a written version thereof by a reliable hand delivery or overnight courier service.  In the event of a discrepancy between any telephonic Notice and any written confirmation thereof, such written confirmation shall be deemed effective notice except to the extent that the Bank has acted in reliance on such telephonic Notice.  All Notices shall be delivered or otherwise conveyed to the parties at their respective addresses and telephone and telecopier numbers as follows:  (i) if to the Borrower, at UnionBanCal Corporation, 400 California St, San Francisco, California 94104, Attention: Mr. Brian W. Smith, Controllers Department, Telephone:(415)-765-2572, Facsimile: (415)-765-2230; Attention: Lucy Shreffler, Business Unit Controllers — Corporate Treasury, Telephone: (213) 236-5059; Attention: Mimi Mengis, Corporate Treasury, Telephone: (415) 765-3182; Attention: Scott Montgomery, Operations Customer Support Group Telephone: (213) 236-7282; and (ii) if to the Bank, at The Bank of Tokyo-Mitsubishi UFJ, Ltd., 1251 Avenue of the Americas, 15th Floor, New York, New York 10020-1104, Attention: Mr. Tsuyoshi Yoshida, Asian Corporate Banking Division, Telephone:  (212) 782-4133, Telecopier:  (212) 782-6437.  Except as otherwise expressly set forth herein, all Notices shall be effective as against the Bank and the Borrower only upon the receipt thereof.

(c)                                  No modification or waiver of any provision of this Agreement, the Subordinated Term Loan Note or any other instrument or agreement required hereunder, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then in each such event such waiver or consent shall be effective only in the specific instance and for the purpose for which given and only if permitted by Section 16(d) hereof.  No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(d)                                 The terms and provisions of this Agreement and the Subordinated Term Loan Note shall be binding upon, and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that the Borrower shall not assign any interest in this Agreement, the Subordinated Term Loan Note, the Subordinated Term Loan or any of the Borrower’s rights, duties or obligations hereunder or thereunder without the prior written consent of the Bank.  The Bank may not assign, pledge or otherwise transfer any or all of its interests, rights, and/or obligations in, or arising under this Agreement, the Subordinated Term Loan Note or the Subordinated Term Loan and any credit support or security instrument executed in connection therewith without the prior written consent of the Borrower but may grant or assign to any Person any participation interest in this Agreement, the Subordinated Term Loan Note or the Subordinated Term Loan, in all cases without any consent from the Borrower; provided, that the Bank shall (i) provide written notice to the Borrower of such participation interest as soon as thereafter practicable (and in any event within 30 calendar days thereafter), and (ii) not assign, pledge or otherwise transfer any or all of its interests, rights, and/or obligations in, or arising under this Agreement, the Subordinated Term Loan Note or the Subordinated Term Loan to the Borrower or any Person controlled by the Borrower.

(e)                                  No delay or omission to exercise any right, power, or remedy accruing to the Bank upon any breach or default of the Borrower under this Agreement or any instrument or agreement required hereunder shall impair any such right, power, or remedy of the Bank, nor shall it be considered to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; and no waiver by the Bank of any single breach or default shall be deemed a waiver of any other breach or default theretofore and thereafter occurring.  Any waiver, permit, consent, or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or the Subordinated Term Loan Note or any waiver on the part of the Bank of any provision or condition of this Agreement or the Subordinated Term Loan Note must be in writing specifically set forth.  No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every such remedy either under this Agreement, the Subordinated Term Loan Note or by law or otherwise afforded to the Bank, shall be cumulative and not alternative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(f)                                   This Agreement may be executed in any number of counterparts and in separate counterparts, each of which shall be deemed to be an original and but all of which taken together shall constitute one and the same Agreement.

(g)                                  The Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Act.

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IN WITNESS WHEREOF, the Borrower and the Bank, acting through their duly authorized representatives, have caused this Agreement to be duly executed in duplicate counterparts in the English language and signed in their respective names the day and year first above written.

UNIONBANCAL CORPORATION

By:	/s/ John F. Woods
Name:	John F. Woods
Title:	Vice Chairman & Chief Financial Officer

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Hayato Nishi
Name:	Hayato Nishi
Title:	Managing Director

SIGNATURE PAGE TO LOAN AGREEMENT

Exhibit A to
Subordinated Term Loan Agreement

SUBORDINATED TERM LOAN PROMISSORY NOTE

$300,000,000.00	New York, New York December 27, 2013

FOR VALUE RECEIVED, the undersigned UNIONBANCAL CORPORATION, a Delaware corporation (the “Borrower”), by this subordinated term loan promissory note (this “Note”), unconditionally promises to pay to the order of THE BANK OF TOKYO-MITSUBISHI UFJ, LTD. (the “Bank”) at 1251 Avenue of the Americas, 15th Floor, New York, New York 10020, or at such other branch or office as the Bank may designate in writing, the principal sum of Three Hundred Million United States Dollars (U.S.$300,000,000.00) in immediately available funds in accordance with the terms of the Subordinated Term Loan Agreement described below.

The Borrower shall pay interest from the Disbursement Date on the unpaid principal amount outstanding hereunder from time to time in like money at the per annum rate set forth in the Subordinated Term Loan Agreement described below.  Interest accrued hereon shall be payable on each respective Interest Payment Date. Interest shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.

This Note is issued pursuant to, and evidences the Subordinated Term Loan made under, the terms of that certain Subordinated Term Loan Agreement dated as of December 27, 2013 between the Borrower and the Bank, as the same may be amended from time to time (the “Agreement”).  Capitalized, defined terms not defined herein shall have the meanings ascribed to them in the Agreement.  The holder hereof is entitled to the full benefit of all of the provisions thereof including, without limitation, the provisions for acceleration and maturity of the Subordinated Term Loan.

Notwithstanding the foregoing, any principal of or interest on the Subordinated Term Loan which is unpaid when due (whether by acceleration or otherwise) shall bear, to the maximum  extent permitted by Applicable Law, interest from the date of default to the date of actual payment (whether before or after judgment) at the Post-Default Rate. In any event the rate of interest under this Note shall not at any time exceed the Maximum Permissible Rate.

Both principal and interest shall be payable in Dollars in immediately available funds to the Bank at 1251 Avenue of the Americas, 15th Floor, New York, New York 10020, or at such other branch or office as the Bank may designate in writing.  Except as otherwise provided in the Agreement, all amounts payable in respect of this Note shall be paid free and clear of any set-off, counterclaim or other deduction or withholding and free and clear of all taxes, duties and imposts (including withholding or retention taxes) which may be levied by any country or any political subdivision thereof, except such as are levied by the United States of America or the State or City of New York or any political subdivision or entity thereof and are measured by the income of the Bank.

Presentment, demand, protest, notice of dishonor and other notice of any kind are hereby expressly waived.

The acceptance of this Note by the Bank shall be deemed to constitute the consent and agreement of the Bank to all of the terms and provisions of the Agreement, including the subordination and related provisions contained therein.

THIS NOTE IS NOT A DEPOSIT AND IS NOT INSURED BY ANY GOVERNMENTAL AGENCY.

This Note is deemed to be a contract under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the internal laws of said jurisdiction without regard to conflicts of law principles.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered on its behalf on the date first above written.

UNIONBANCAL CORPORATION

By:
Name:
Title:

Signature Page to Subordinated Term Loan Promissory Note